UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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MAGNETEK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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8966 Mason Avenue
Chatsworth, California 91311

September 29, 2005

Dear Shareholder:

It is our pleasure to invite you to the 2005 Annual Meeting of Shareholders of Magnetek, Inc., which will be held at the Regency Club in the Murdock Plaza, 10900 Wilshire Blvd., 17th Floor, Los Angeles, California on Wednesday, November 9, 2005 at 10:00 a.m. Pacific Time. During the meeting we will discuss the items of business described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. There will also be a report on Magnetek’s business operations and an opportunity to ask questions. Representatives of Ernst & Young LLP, Magnetek’s independent registered public accounting firm, will also be present and will have the opportunity to make a statement to our shareholders and respond to questions. We expect the meeting to adjourn at about 11:00 a.m.

We hope you can personally attend the meeting and vote your shares. If you are unable to do so, it is still important that your shares be represented and we urge you to promptly sign, date and return the enclosed Proxy Card or to vote via the Internet or telephone by following the instructions on the enclosed Proxy Card. Your vote, regardless of the number of shares you own, is important. If you are unable to attend the meeting, we hope you will take the time to listen to it live over the Internet by accessing our website at www.magnetek.com. Copies of slides used at the meeting and the audio of the meeting and report of operations will be maintained on our website until the next Annual Meeting.

Sincerely,

Andrew G. Galef
Chairman of the Board of Directors

Thomas G. Boren
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:	Wednesday, November 9, 2005, 10:00 a.m. Pacific Time.
Place:	The Regency Club
Murdock Plaza
10900 Wilshire Boulevard, 17th Floor
Los Angeles, California 90024
Items of Business:	1) Election of the members of the Board of Directors;
2) Ratification of the appointment of Ernst & Young, LLP as Magnetek’s independent registered public accounting firm for fiscal year 2006;
3) Transaction of other business that may properly come before the meeting.
Who Can Vote:	Anyone who held shares of common stock of Magnetek, Inc., at the close of business on September 12, 2005 (the “Record Date”).
Annual Report:

A copy of Magnetek’s Annual Report for the fiscal year ended July 3, 2005, including the report on Form 10-K, without exhibits, is enclosed with this Notice of Annual Meeting and Proxy Statement. The Annual Report on Form 10-K, with exhibits, which has been filed with the Securities Exchange Commission, can be accessed through direct links to the SEC filings on the Magnetek website at www.magnetek.com. Upon request, Magnetek will, without charge, send its shareholders an additional copy of the Annual Report on Form 10-K (with financial statements and related schedules) for fiscal 2005. The request must be directed to the attention of the Corporate Secretary of Magnetek, Inc., 8966 Mason Avenue, Chatsworth, California 91311.

Method of Voting:	Your vote is important and may be cast in any of the following ways:
	1)	Mark, sign, date and return the enclosed Proxy Card in the postage-paid envelope (no additional postage is necessary if mailed in the United States); or
	2)	Vote in person at the Annual Meeting; or
	3)	Vote by telephone by following the instructions on the Proxy Card; or
	4)	Vote via the Internet by following the instructions on the Proxy Card.

PROXY STATEMENT

Magnetek Inc.’s Board of Directors solicits the enclosed proxy to give all of the Company’s shareholders of record an opportunity to vote on the matters set forth in the preceding Notice of Annual Meeting of Shareholders. The meeting will be held on Wednesday, November 9, 2005, at 10:00 a.m. Pacific Time, at the Regency Club, Murdock Plaza, 10900 Wilshire Boulevard, 17th Floor, Los Angeles, California 90024.  This Proxy Statement and the accompanying Proxy Card were first mailed to shareholders on or about September 30, 2005.

Voting Information

Who Can Vote:   Voting rights are vested exclusively in holders of Magnetek Inc.’s common stock, par value $.01, who held stock as of the close of business on September 12, 2005 (the “Record Date”). As of the close of business on the Record Date, there were 29,084,594 shares of common stock outstanding. Shareholders are entitled to one vote for each share of common stock held on any matter that properly comes before the shareholders at the annual meeting.

Ways to Vote:   Shareholders may vote in person at the annual meeting, by proxy, by telephone or via the Internet. To vote by proxy, simply mark the enclosed Proxy Card, date and sign it and return it in the postage-paid envelope provided. Doing so authorizes the individuals named as proxy holders on the Proxy Card to vote your shares according to your instructions. Proxy Cards that are signed and returned without voting instructions will be voted by the proxy holders in favor of each proposal. The proxy holders will vote at their discretion on other matters that properly come before the shareholders at the annual meeting. You may also vote via telephone or the Internet by simply following the instructions on the enclosed Proxy Card.

Revocation of Proxy.   At any time before the meeting, you may revoke your proxy by (a) signing another Proxy Card with a later date and returning it prior to the meeting, (b) attending the meeting in person to cast your vote, or (c) casting your vote via telephone or the Internet on a date later than the date on your Proxy Card.

Quorum and Counting of Votes.   To establish a quorum necessary to conduct business at the annual meeting, a majority of the outstanding shares of common stock must be represented. Votes may be cast in favor of the proposals, may be withheld, or you may abstain from voting on a particular item, except with respect to the election of Directors. Votes withheld from the election of any Director will be excluded entirely from the vote and will have no effect on the election. Directors are elected by a plurality of the votes cast and shares may not be voted cumulatively for the election of Directors. Abstentions will be counted as present for purposes of establishing a quorum with respect to the item on which the abstention is noted and will have the effect of a negative vote.

Broker non-votes occur when shares are held in “street” form through a broker or similar market intermediary rather than in the shareholder’s own name. The broker or other intermediary is authorized to vote the shares on routine matters, such as the election of Directors, but may not vote on non-routine matters without the beneficial shareholder’s express authorization. Broker non-votes are counted for purposes of determining the presence of a quorum for the election of Directors, but under Delaware law are not counted for purposes of determining the votes cast on any non-routine proposal.

Proposals.   The following proposals will be submitted by the Company for a vote of the shareholders at this year’s annual meeting.

Proposal 1: Election of Directors.   Each current member of the Board of Directors is recommended for re-election to the Board and has agreed to stand for re-election. If elected, they will each serve a one-year term until the next annual meeting or until a successor is elected and qualified in the event that their services as a Director terminate prior to the next meeting of shareholders for some unforeseen reason. If unforeseen circumstances make it necessary for the Board of Directors to substitute another person in place of any of the below nominees, the proxy holders will vote shares cast in favor of that nominee for the substitute. Detailed information about each of the below-named nominees is provided in the section titled “Board of Directors” on pages 4-6 of this Proxy Statement:

Andrew G. Galef

Thomas G. Boren

Dewain K. Cross

Yon Yoon Jorden

Paul J. Kofmehl

Mitchell I. Quain

Robert E. Wycoff

The Board of Directors unanimously recommends a vote “FOR” each of the nominees.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm.   The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as Magnetek’s independent registered public accounting firm for fiscal 2006. The Board has ratified the appointment. This proposal is submitted to the shareholders to verify their approval of this selection. If the appointment of Ernst & Young is not ratified by the shareholders, the Audit Committee will reconsider its selection but reserves the right to uphold the appointment.

Shareholder Proposals.   No proposals were timely submitted for inclusion in the Proxy Statement for this annual meeting or for consideration at this meeting. No untimely proposals were submitted as of the date of this Proxy Statement. Any proposals received prior to the meeting will be voted by the proxy holders in the manner deemed appropriate by the Board of Directors.

Other Matters.   Magnetek does not know of any business other than that described in the Notice of Annual Meeting and this Proxy Statement that will be presented for consideration or action by the shareholders at this annual meeting; however, any business that properly comes before the annual meeting will be voted by the proxy holders in the manner deemed appropriate by the Board.

Submission of Shareholder Proposals for 2006 Annual Meeting.   Magnetek anticipates that next year’s annual meeting of shareholders will take place on October 25, 2006. Any shareholder satisfying the Securities Exchange Commission’s requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2006 annual meeting should submit the proposal in writing to the General Counsel of Magnetek, Inc at:

Magnetek, Inc.

Attn:  General Counsel

8966 Mason Avenue

Chatsworth, California 91311.

The proposal must be received on or before June 2, 2006, to be considered timely submitted for inclusion in the Proxy Statement for the 2006 annual meeting. Magnetek’s proxy holders reserve discretion to vote in the manner deemed appropriate by the Board of Directors with respect to timely filed proposals, provided that (1) Magnetek includes in its Proxy Statement for the 2006 annual meeting advice on the nature of the proposal and how Magnetek intends to exercise its voting discretion, and (2) the proponent of such proposal does not issue a separate proxy statement in respect of that proposal. Proposals that are not timely submitted for inclusion in the Proxy Statement for the 2006 annual meeting pursuant to the above paragraph, must be submitted in writing to the General Counsel at the address in the above paragraph on or before August 17, 2006 to be timely for consideration at the meeting.

Costs of Solicitation.   Magnetek will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies. Magnetek has retained D.F. King & Co, Inc. to solicit proxies at a cost of approximately $7,000, plus reasonable out-of-pocket expense. In addition to solicitation of proxies by use of the mail, D.F. King & Co., Inc. may, without additional compensation, solicit proxies personally, by telephone or by other appropriate means. Magnetek will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of Magnetek’s common stock for others to send proxy materials to, and to obtain proxies from, their principals, and Magnetek will reimburse them for reasonable expenses incurred in doing so upon request.

BOARD OF DIRECTORS

Andrew Galef has served as Chairman of the Board since 1984. He served as President and Chief Executive Officer of Magnetek from September 1993 until June 1996 and from May 1999 until May 2005, when he voluntarily resigned his position. Mr. Galef has been President of The Spectrum Group, Inc., a private investment and management firm, since its incorporation in California in 1978 and has served as Chairman and Chief Executive Officer of the Spectrum Group since 1987. Prior to the formation of the Spectrum Group, Mr. Galef provided professional management services to companies with operating and financial problems. Mr. Galef is also a founder of the Galef Institute, a non-profit organization committed to improving education.

Andrew G. Galef (72), Chairman, President and Chief Executive Officer (until May 2005)

Thomas Boren has served on the Board since 1997 and has served as the Company’s President and Chief Executive Officer since May 9, 2005. Mr. Boren served as Chairman of the Nominating and Governance Committee and as a member of the Audit Committee until May 9, 2005, when he resigned those positions due to his appointment as CEO. Mr. Boren has held executive positions in the energy products and services sector since 1980, most recently as Executive Vice President of PG&E Corporation, and as President and Chief Executive Officer of PG&E’s National Energy Group from August 1999 until December 2002. Prior to joining PG&E Corporation, Mr. Boren was an Executive Vice President with Southern Company and served as President and CEO of Southern Energy Inc., Southern Company’s worldwide power plant, energy trading, and energy services business.

Thomas G. Boren (56), President and Chief Executive Officer (effective May 2005)

Dewain Cross has served on the Board since 1994 and has served as Chairman of the Audit Committee since January 1995. He also served on the Nominating and Governance Committee during fiscal 2005. He will continue to serve as Chairman of the Audit Committee and as a member of the Nominating and Governance Committee and will also serve as a member of the Compensation Committee during fiscal 2006. Mr. Cross served in various financial capacities with Cooper Industries, Inc., a diversified, worldwide manufacturer of electrical tools and products, from 1966 until his retirement in 1995, including as Senior Vice President of Finance from 1980 until 1995, Vice President, Finance from 1972 to 1980 and as Director of Accounting and Taxation and Assistant Controller and Treasurer prior to that. Mr. Cross is currently a director of Circor International, Inc., a fluid control valve manufacturer, and Register.com, an internet domain registration service.

Dewain K. Cross (67), Chairman, Audit Committee; Member, Nominating and Governance Committee

Yon Jorden has served on the Board since July 2004. She served on the Audit and the Compensation Committees during fiscal 2005 and was elected to the Nominating and Governance Committee on May 9, 2005. She will continue to serve on the above Committees during fiscal 2006. Ms. Jorden currently provides Chief Financial Officer services, as a consultant, to Schaller Anderson, a privately held company that administers Medicaid, Medicare and self-funded employer benefit programs. Since 1984 she has held senior management positions in the health care services, technology and manufacturing industries, mostly as Chief Financial Officer or Controller of major NASDAQ or Fortune 500 companies. From 2002 to 2004, Ms. Jorden was Executive Vice President and Chief Financial Officer of Advance PCS. Prior to that, she served as Executive Vice President and Chief Financial Officer of Informix from 2000 to 2001, and held the same position with Oxford Health Plans, Inc., from 1998 to 2000. From 1990 to 1996, Ms. Jorden was a Senior Vice President and Chief Financial Officer of Wellpoint, Inc. From 1979 until 1984, Ms. Jorden was a Senior Auditor with Arthur Andersen & Company. Ms. Jorden serves on the Board and is a member of the Audit/Ethics Committee for the Dallas Symphony and was an Advisory Board member of the University of Texas at Dallas, Institute of Excellence in Corporate Governance

Yon Yoon Jorden (50) Member, Audit, Compensation and Nominating and Governance Committees

Paul Kofmehl has served on the Board since 1990. He serves as the Presiding Director for executive sessions of the independent Directors and is a member of the Nominating and Governance Committee, where he served as interim Chairman from May 2005 until July 2005, and of the Compensation Committee. He will continue to serve as Presiding Director for executive sessions of independent Directors and as a member of both committees during fiscal 2006. Mr. Kofmehl co-founded Franklin Health Group in 1991, where he continued to work until Franklin’s merger with Corning, Inc. in 1995. From 1955 until his retirement in 1988, Mr. Kofmehl held various positions with International Business Machines Corp., most recently serving as Vice President and Group Executive, Americas Group, and as a member of the IBM Corporate Management Board. During his career at IBM, Mr. Kofmehl had executive responsibilities for various international sectors, including Europe, Canada, Latin America, the Middle East and Africa.

Paul J. Kofmehl (77) Presiding Director for Executive Sessions of Independent Directors; Member, Compensation and Nominating and Governance Committees

Mitchell I. Quain has served on the Board since 2000. He served on the Audit and Compensation Committees during fiscal 2005 and was elected to the Nominating and Governance Committee on May 9, 2005. He will continue to serve on each of the above committees during fiscal 2006 and will serve as the Compensation Committee’s Chairman. Mr. Quain is Chairman of the Board of Register.com, an internet domain name registration service. From 2001 to 2003, he served as Vice Chairman of Investment Banking at ABN AMRO, a global full service wholesale and retail bank. Prior to that, he served as the Global Head of the Industrial Manufacturing and Technologies Group at ING Barings LLC from 1997 until the acquisition of its banking business by ABN AMRO in 2001. From early 1997 until its acquisition by ING Barings later that year, Mr. Quain was an Executive Vice President and a member of the Board of Directors and of the Management Committee of Furman Selz, an international financial services and investment banking firm. Prior to joining Furman Selz, Mr. Quain was a partner with Wertheim & Company, Inc., an investor relations and communications company. Mr. Quain serves on the boards of Hardinge, Inc., a machine tool manufacturer, Strategic Distribution Inc., a provider of on-site supply chain management services, and Titan International, Inc., a manufacturer of civilian and military tires and wheels.

Mitchell I. Quain (53), Member Audit, Compensation and Nominating and Governance Committees

Robert E. Wycoff has served on the Board of Directors since 1996. He served as the Chairman of the Compensation Committee and was a member of the Nominating and Governance Committee during fiscal 2005. During fiscal 2006, Mr. Wycoff will Chair the Nominating and Governance Committee and will serve as a member of the Compensation Committee. Mr. Wycoff was the President and Chief Operating Officer of Atlantic Richfield Company (ARCO) from January 1986 until his retirement in June 1993. He also served on the Boards of ARCO, ARCO Alaska, Inc., and the ARCO Foundation, Inc. In addition, he served as Chairman of the Board and as a director of Lyondell Petrochemical Company. Following his retirement in 1993, Mr. Wycoff became President Emeritus of ARCO.

Robert E. Wycoff (75) Chairman, Compensation Committee; Member, Nominating and Governance Committee

CORPORATE GOVERNANCE PRINCIPLES

Magnetek’s Board of Directors and management are committed to operating the Company in accordance with its long-standing governance principles and sound business practices. This fundamental framework provides the foundation from which the Board and management pursue long-term strategic objectives aligned with the interests of the Company’s shareholders. Magnetek’s corporate governance principles are reviewed annually by the Nominating and Governance Committee and any proposed changes are discussed with and recommended to the full Board for approval. Magnetek’s governance principles are published on its website at www.magnetek.com in the “Investors” section and are available in print to any shareholder that requests a copy from the General Counsel/Corporate Secretary at Magnetek, Inc., 8966 Mason Avenue, Chatsworth, California 91311.

BOARD COMPOSITION AND INDEPENDENCE

Magnetek’s Board of Directors consists of seven members, each of whom is elected by the Company’s shareholders to serve a one-year term until the next annual meeting of shareholders, absent any unforeseen circumstances. The guidelines for Board composition encourage a breadth of experience from a variety of industries and professional backgrounds. The Nominating and Governance Committee identifies potential candidates through professional search firms and referrals. Candidacy for Board membership requires the final approval of the full Board, based upon the recommendation of the Nominating and Governance Committee and the Chairman of the Board. Each year, the Board proposes a slate of nominees to the shareholders, who elect the members of the Board at the annual meeting. Shareholders may also propose nominees for consideration by the Nominating and Governance Committee by submitting the names and supporting information regarding proposed candidates to the Corporate Secretary in accordance with the procedure for submitting shareholder proposals set forth on page 2 of this Proxy Statement. Selected Directors are expected to meet the Company’s well-defined governance criteria, including demonstration of the highest personal and professional ethics, integrity and values, and a commitment to representing the long-term interests of the Company’s shareholders.

In accordance with the governance guidelines established by the New York Stock Exchange (NYSE) and the requirements of the Sarbanes-Oxley Act of 2002, the Board believes that a substantial majority of its members should be independent, non-employee Directors and has adopted criteria for establishing independence that meets or exceeds the requirements of the NYSE Corporate Governance Listing Standards. Each year, the Nominating and Governance Committee reviews the qualifications and independence of each existing Board member and new candidates for membership, if any, prior to making recommendations for nominations to the Board for the following year, taking into account all relevant facts, circumstances and affiliations, direct or indirect, and transactions that might impact a member’s independence from the Company and management. Mr. Kofmehl serves as President of Magnetek SpA, the Company’s wholly owned power supplies subsidiary in Italy, and the Committee has determined that this does not affect his independence because his function is to protect the interests of the Company, Magnetek SpA’s sole shareholder, and he does not participate in the day-to-day operations of Magnetek SpA, nor is he compensated for his services by Magnetek SpA or by the Company. Based upon its most recent review of independence in July 2005, the Nominating and Governance Committee determined that all of the current Directors are independent under the NYSE Listing Standards and the Company’s guidelines, except Mr. Galef, who served as the Company’s President and Chief Executive Officer until May 9, 2005, and Mr. Boren, who accepted the appointment to serve as President and Chief Executive Officer of the Company effective May 9, 2005.

Recognizing the value of long-term experience, the Company does not have a mandatory retirement policy for its Directors. The Company does, however, require non-employee Directors to offer their resignation whenever their principal employment or affiliation changes after joining the Board or whenever there is a material change in their personal circumstances. The Nominating and Governance Committee then evaluates the changed circumstance and its impact on the Board member’s ability to continue effectively contributing to the oversight of the Company’s management and makes a recommendation to the Board on whether the member should continue to serve. The final decision, based upon the Committee’s recommendation, is made by the Board.

BOARD RESPONSIBILITIES

Board members are expected to devote sufficient time and attention to carrying out their duties and responsibilities and to ensure that their other responsibilities, including service on other boards, do not interfere with their responsibilities as a member of Magnetek’s Board of Directors. Directors are expected to prepare for and attend all Board meetings and meetings of Committees to which they are assigned. Board members also attend the annual shareholder’s meetings, circumstances permitting. The Company schedules Board meetings once each quarter and calls special and telephonic meetings when required. Last year, the Company held four regularly scheduled quarterly meetings, one special meeting and ten telephonic meetings. All of the Directors attended at least 75% of the meetings and all of the Directors attended the 2004 annual meeting.

A master Board meeting agenda and agendas for each of the Committees are prepared each year to cover recurring items and are submitted to the Chairman of the Board and to the Committees for review and approval. Proposed meeting agendas are submitted to the Chairman of the Board and the Committee Chairmen prior to each scheduled meeting to enable the Chairmen to revise the agenda and add additional topics for discussion, as appropriate. Materials relevant to the topics to be discussed are distributed prior to meetings and Directors are expected to review the materials and prepare for meetings in advance. At each quarterly meeting, the Board participates in focused discussions of each business group’s quarterly performance and key issues affecting the Company and its various businesses. At least annually, the Board formally reviews and discusses the Company’s business plan for the next year and its longer-term strategic objectives, as well as its succession plan. Board meetings are scheduled to occur at the Company’s various plant locations so that the Board has an opportunity to tour each facility and meet the local management team.

Executive sessions with only independent Directors occur at the end of each quarterly meeting and at the end of special and telephonic meetings at the discretion of the Board. The meetings are chaired by the Presiding Director. Paul Kofmehl served as the Presiding Director for executive sessions of independent Directors during fiscal 2005 and has been elected to serve in that capacity for fiscal 2006 as well. At least annually, the independent Directors meet formally in executive session to evaluate the Chief Executive Officer’s performance, compensation and performance objectives for the next fiscal year.

All of the Directors participate in an annual evaluation of the Board’s effectiveness. Committee members also evaluate the effectiveness of the Committees on which they serve. The Directors also participate in a confidential evaluation of each other, which is reviewed by the Chairman of the Board and the results are disclosed, protecting anonymity, to the Chairman of the Nominating and Governance Committee to assist the Committee in making its recommendation of nominees for Board membership for the following year.

The Board, and each Committee, is authorized to engage independent outside financial, legal and other consultants as they deem necessary or appropriate. Directors also have full access to management. Committee responsibilities are detailed in each Committee charter and reports of Committee meetings are given to the full Board at each quarterly meeting so that the Board may act upon recommendations of the Committees and ratify their actions, as appropriate.

ALIGNMENT WITH SHAREHOLDER INTERESTS

Directors are expected to represent the interests of all shareholders. As described in the Director Compensation section on page 16 of this Proxy Statement, all or a substantial portion of each Director’s compensation is linked to the Company’s stock performance and to the long-term interests of the Company’s shareholders. Directors are required to accept their annual Board and Committee Chairmanship retainer fees in phantom shares of the Company’s common stock, and may elect to receive their meeting fees in phantom shares of common stock or cash. Currently, all of the Directors receive all of their compensation, including meeting fees, in phantom shares of common stock. The phantom stock is held in a RABBI Trust and is not distributed until January of the year following the termination of a Director’s services on the Board. The Company does not have stock ownership requirements for its Directors because they all hold a substantial equity interest in the Company due to the requirements of the Director’s compensation plan.

Senior management meets regularly with institutional investors and shareholder and reports to the Board on analyst and shareholder views of the Company.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders who wish to communicate with the Board of Directors may do so in writing, addressed to the Chairman of the Board, c/o General Counsel, Magnetek, Inc., 8966 Mason Avenue, Chatsworth, California 91311.

The Board of Directors has instructed the General Counsel to distribute communications to the Chairman after determining whether the communication is appropriate to duties and responsibilities of the Board. The General Counsel does not forward general surveys and mailings to solicit business, advertise products, resumes, product inquiries or complaints, sales communications or other communications that do not relate to the responsibilities of the Board.

CODE OF CONDUCT AND REPORTING OF ETHICAL CONCERNS

Magnetek has adopted a Code of Conduct applicable to all employees, including the Chief Executive Officer, Chief Financial Officer and principal accounting officer. A copy of the Code of Conduct is available on the Company’s website at www.magnetek.com and in print to any shareholder who requests a copy from the General Counsel/Corporate Secretary of Magnetek, Inc., 8966 Mason Avenue, Chatsworth, California 91311. Any request for a waiver of the Code of Conduct must be submitted to the Nominating and Governance Committee for approval and must be ratified by the full Board. As of the date of this Proxy Statement, no request for a waiver of the Code of Conduct has ever been made.

Magnetek has established procedures for employees, shareholders, and others to communicate concerns about ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the Audit Committee, which has responsibility for these matters. The concern may be anonymously communicated by contacting Signius (formerly Message Pro) at 866-428-1705. The Signius representative will transcribe the content of the call, maintaining the confidentiality of the caller even if contact information is left by the caller for follow-up purposes. Upon receipt of a communication, Signius immediately emails the content of the communication to the General Counsel and to the Chairman of the Audit Committee. All communications remain confidential and the identity of the caller, even if disclosed to Signius, is not disclosed to the General Counsel or the Audit Committee Chairman. As of the date of this Proxy Statement, no communication, other than a test communication by the Company, has ever been made to Signius or Message Pro.

STANDING COMMITTEES OF THE BOARD

Audit Committee.
Composition:	Separately designated, standing Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.
Charter:

The Committee operates under a written charter adopted by the Committee and approved and ratified by the Board of Directors, which is reviewed annually by the Committee. A copy may be found on the Company’s website at www.magnetek.com in the Investor’s section and is available in print to any stockholder who requests it from the General Counsel/Corporate Secretary. A copy of the charter was also attached as Appendix A to the Proxy Statement for the 2003 Annual Meeting of Shareholders.

Members*:	Dewain Cross, Chairman
Thomas Boren (member until May 9, 2005)
Yon Jorden
Paul Kofmehl (member until October 2004)
Mitchell Quain

*       Yon Jorden was appointed to the Committee in July 2004. For the period from July 2004 until October 2004, there were five independent members of the Committee and from October 2004 until May 9, 2005, there were four independent members of the Committee. Mr. Boren voluntarily resigned his position on the Audit Committee on May 9, 2005, when he accepted his appointment as President and CEO, so that the Committee would continue to consist of only independent Directors, as required by the NYSE, Sarbanes-Oxley and the Committee Charter.

Independence:	Every member of the Audit Committee qualifies as independent under the Company’s independence guidelines and under guidelines established by the NYSE listing standards for Audit Committee membership.
Meetings:

During fiscal 2005, the Audit Committee held four regularly scheduled quarterly meetings and five telephonic meetings. Each of the Committee Members attended at least 75% of the meetings during the time that they served on the Committee.

Self-Evaluation:	The Committee performed a self-evaluation of its performance in fiscal 2005.
Experts:

The Board has determined that all of the Committee members are financially literate under the NYSE Listing Standards and that Dewain Cross and Yon Jorden qualify as Audit Committee financial experts within the meaning of the SEC regulations and each of them has accounting or related financial management expertise as required by the NYSE listing standards.

Functions:

The following are the primary responsibilities of the Audit Committee. A more complete description of the Audit Committee’s responsibilities is set forth in the Committee Charter, which can be accessed on the Company’s website.

• Oversees integrity, adequacy and effectiveness of internal controls, audits, and compliance, and the financial reporting process;

•  Assesses and ensures the independence, qualifications and performance of the independent registered public accounting firm, selects the independent registered public accounting firm for the annual audit and approves the independent registered public accounting firm’s services and fees;

•  Meets with the independent registered public accounting firm, without management present, to consult with the firm and review and approve its annual scope of audit and to review and discuss management’s response to findings;

• Meets with the internal auditor to review and approve the annual scope of audit and meets without management present to discuss management’s response to findings;
• Reviews the performance of the internal audit function; and
• Reviews and approves annual audited financial statements before issuance, subject to approval by the Board.
Compensation and Pension Committee (formerly the Compensation Committee)
Structure:

Separately designated Committee. As of July 2005, the name of the Committee was changed from “Compensation Committee” to “Compensation and Pension Committee” to reflect the additional responsibility for oversight of the Company’s management of its pension funding obligation.

Charter:

The Committee operates under a written charter adopted by the Committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company’s website at www.magnetek.com in the Investor’s section and is available in print to any shareholder who requests it from the General Counsel/Corporate Secretary.

Members*:	Four independent Directors during fiscal 2005, five independent Directors during fiscal 2006:
Robert Wycoff (Chairman, fiscal 2005/Member fiscal 2006)
Mitchell Quain (Chairman, fiscal 2006/Member fiscal 2005)
Dewain Cross*
Yon Jorden
Paul Kofmehl

*       All of the above Directors served on the Committee during fiscal 2005 and will remain on the Committee for fiscal 2006, except Mr. Cross who was appointed to serve on the Committee in July 2005 for the fiscal 2006 year.

Independence:	All of the Compensation Committee members are independent, as independence for Compensation Committee members is defined in the NYSE Listing Standards.
Meetings:

During fiscal 2005, the Committee held two regularly scheduled meetings and three telephonic meetings. Each Committee member participated in at least 75% of the meetings during the time that they served on the Committee.

Self-evaluation:	The Committee performed a self-evaluation of its performance in fiscal 2005.
Functions:

The following are the primary responsibilities of the Compensation and Pension Committee. A more complete description of the Committee’s functions is set forth in the Committee Charter, which can be accessed on the Company’s website.

•  Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance, and set the CEO’s compensation. Review and approve the compensation of executives based upon the CEO’s evaluation of performance and recommendations;

• Review, evaluate and make recommendations to the Board on the overriding compensation strategy of the Company and periodically reassess the balance between short-term pay and long-term incentives;

•  Adopt, administer, approve and ratify awards under incentive compensation and equity-based plans and make recommendations with respect to performance or operating goals for participants in the Company’s plans. Meet annually with the CEO to receive the CEO’s recommendations concerning performance goals and the CEO’s evaluation of the Company’s progress toward meeting those goals;

•  Adopt, administer, approve and ratify awards under incentive compensation and stock plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans;

•  Review and approve, for the CEO and the senior executives and officers of the Company, employment agreements, severance arrangements and change in control agreements and any special or supplemental benefits paid to the CEO and the senior executives;

•  As of July 2005, the Committee has undertaken to hear regular reports from third party actuaries and management and to oversee the Company’s plan for meeting its pension funding obligation when it becomes due.

Nominating and Corporate Governance Committee.
Structure:	Separately designated Committee of independent Directors.
Charter:

The Committee operates under a written charter adopted by the Committee and approved and ratified by the Board of Directors. A copy may be found on the Company’s website at www.magnetek.com in the Investor’s section and is available in print to any stockholder who requests it from the General Counsel/Corporate Secretary.

Members*:	Five independent Directors during fiscal 2005 and 2006*:
Thomas Boren** (Chairman until May 9, 2005)
Paul Kofmehl (Interim Chairman May 9, 2005 until July 26, 2005/Member fiscal 2006)
Robert Wycoff (Chairman, fiscal 2006/Member fiscal 2005)
Dewain Cross
Yon Jorden (effective May 9, 2005)
Mitchell Quain (effective May 9, 2005)

*       There were four independent Directors on the Committee during fiscal 2005 until May 9, when Mr. Boren resigned and Ms. Jorden and Mr. Quain were appointed to the Committee to serve for the remainder of fiscal 2005. All of the above Directors, except Mr. Boren, will serve on the Committee during fiscal 2006.

**    Mr. Boren voluntarily resigned his position as Chairman of the Nominating and Governance Committee on May 9, 2005, when he accepted his appointment as President and CEO, in order to maintain the independence of the Committee.

Independence:	All of the Nominating and Governance Committee members are independent, as independence for Governance Committee members is defined in the NYSE Listing Standards.

Meetings:	Two regularly scheduled meetings were held during fiscal 2005. Each of the Committee members attended at least 75% of the meetings during the time that they served on the Committee.
Self-evaluation:	The Committee performed a self-evaluation of its performance in fiscal 2005.
Functions:

The following are the primary responsibilities of the Nominating and Governance Committee. A more complete description of the Committee’s functions is set forth in the Committee Charter, which can be accessed on the Company’s website.

• Develop qualification criteria for Board membership and recommend to the Board of Directors nominees for Board membership;
• Periodically review and analyze Board compensation and make recommendations to the full Board for consideration;

•  Review at least annually the individual contribution of each Director to the Board’s overall performance and of each Committee member to the overall performance of the Committee and evaluate qualification for continuing membership on the Board and its various Committees;

• Recommend annually for approval by the Board, a list of candidates to be presented to the Company’s shareholders for election to the Board; *
• Recommend Committee assignments for the next year;
• Review periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by elected corporate officers;

•  Review and reassess at least annually the adequacy of the Corporate Governance Guidelines and Code of Ethics and recommend any proposed changes to the Board for approval. Consider and approve any requests for waivers of the Company’s Code of Ethics and oversee the Company’s compliance with disclosures of any such waivers to both the NYSE and the SEC.

*       The Committee will also consider nominations from shareholders, provided such nominations are submitted in writing to Magnetek’s General Counsel/Corporate Secretary in accordance with the requirements for submission of shareholder proposals set forth on page 2 of this Proxy Statement.

BENEFICIAL OWNERSHIP OF MAGNETEK, INC. COMMON STOCK
BY DIRECTORS, OFFICERS AND CERTAIN OTHER OWNERS

The following table shows the amount of Magnetek, Inc. common stock beneficially owned by (a) each person or group believed to own more than 5% of Magnetek’s common stock outstanding on September 12, 2005; (b) each Director, (c) each executive officer named in the Summary Compensation Table on page 19 of this Proxy Statement (hereafter referred to as “Named Executive Officers”), and (d) all Directors and executive officers as a group.

	Number of Shares(1)	Percent(1)
Dimensional Fund Advisors, Inc. (2)	2,325,404	8.00%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401
Andrew G. Galef (3)	2,260,045	7.77%
Wells Fargo & Company (4)	1,871,046	6.43%
420 Montgomery Street San Francisco, CA 94104
SACC Partners LP (5)	1,747,050	6.01%
Riley Investment Management
B.Riley & Company
11100 Santa Monica Boulevard, Suite 800 Los Angeles, CA 90025
Thomas G. Boren (6)	318,250	1.09%
Dewain K. Cross (7)	258,410	*
Yon Yoon Jorden (8)	3,750	*
Paul J. Kofmehl (9)	183,750	*
Mitchell I. Quain (10)	144,550	*
Robert E. Wycoff (11)	100,250	*
Antonio Canova (12)	649,100	2.23%
Alexander Levran (13)	658,375	2.26%
Pete McCormick (14)	198,650	*
David P. Reiland (15)	899,485	3.09%
Named Executive Officers and Directors as a group (14 persons) (16)	5,972,198	20.53%

*                    Less than one percent

Notes:

(1)          For purposes of this table, a person is deemed to have “beneficial ownership” of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in these footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. The number of shares and percentage ownership amounts do not reflect amounts listed in the table representing common stock equivalents. The Company makes no representation as to the accuracy or completeness of amounts in this table that are identified in these footnotes as being provided according to public filings by or on behalf of the beneficial shareholders in question. For purposes of this table, the addresses of the Named Executives and the Directors shall be 8966 Mason Avenue, Chatsworth, California 91311.

(2)          According to the most recent public filings by or on behalf of Dimensional Fund Advisors, Inc., the fund has sole voting and dispositive power with respect to all of these shares.

(3)          Includes 1,599,154 shares issuable upon exercise of options by Mr. Galef. Also includes 618,391 shares held in a trust and 5,000 shares held by Mr. Galef’s spouse, each as to which Mr. Galef disclaims beneficial ownership.

(4)          According to the most recent public filings by or on behalf of Wells Fargo & Company, the company had sole voting power with respect to 1,717,296 shares.

(5)          According to the most recent public filings by or on behalf of SACC Partners LP, Riley Investment Management and B.Riley & Company, the filers have sole voting and dispositive power with respect to all of these shares.

(6)          Includes 75,750 shares issuable upon exercise of options by Mr. Boren. Does not include 45,310 shares of phantom stock held in the Director’s Deferred Income Plan.

(7)          Includes 158,250 shares issuable upon exercise of options by Mr. Cross and 2,360 shares granted to Mr. Cross at the end of fiscal year 2005 for payment of meeting fees. Does not include 37,425 shares of phantom stock held in the Director’s Deferred Income Plan.

(8)          Includes 3,750 shares issuable upon exercise of options by Ms. Jorden. Does not include 9,739 shares of phantom stock held in the Director’s Deferred Income Plan.

(9)          Includes 171,750 shares issuable upon exercise of options by Mr. Kofmehl. Does not include 45,440 shares of phantom stock held in the Director’s Deferred Income Plan.

(10)   Includes 45,250 shares issuable upon exercise of options by Mr. Quain. Also includes 99,300 shares held in trusts for the benefit of Mr. Quain’s children, as to which Mr. Quain disclaims beneficial ownership. Does not include 39,123 shares of phantom stock held in the Director’s Deferred Income Plan.

(11)   Includes 86,250 shares issuable upon exercise of options by Mr. Wycoff. Also includes 14,000 shares held in a living trust, as to which Mr. Wycoff disclaims beneficial ownership. Does not include 45,876 shares of phantom stock held in the Director’s Deferred Income Plan.

(12)   Consists of 649,100 shares issuable upon exercise of options by Mr. Canova.

(13)   Includes 655,625 shares issuable upon exercise of options by Dr. Levran.

(14)   Includes 198,650 shares issuable upon exercise of options by Mr. McCormick.

(15)   Includes 817,894 shares issuable upon exercise of options by Mr. Reiland and 5,569 shares held in the 401(k) Plan as of September 12, 2005. Also includes 39,735 shares held in a living trust, as to which Mr. Reiland disclaims beneficial ownership.

(16)   Includes 4,947,574 shares issuable upon exercise of options by Executive Officers and Directors as a group as of September 12, 2005, and 5,569 shares held in the 401(k) Plan as of September 12, 2005. Also includes, for certain executive officers and Directors, shares held by spouses or children, as to which such executive officers and Directors disclaim beneficial ownership, and shares held by trusts, as to which such executive officers and Directors disclaim beneficial ownership.

DIRECTOR COMPENSATION

During fiscal 2005, the independent non-employee Directors, none of whom provide services to the Company or any of its subsidiaries other than as a Director, received the following compensation. None of the Directors received any other compensation from Magnetek.

Annual Board Chairmanship Retainer (effective January 1, 2006)	$100,000 (100% paid in Magnetek common stock)
Annual Retainer for Independent Non-Employee Directors	$26,000 (100% paid in Magnetek common stock)
Annual Committee Chairmanship And Presiding Director Retainer**	$4,000 (100% paid in Magnetek common stock)
Annual Retainer for Chairman of the Audit Committee**	$12,000 (100% paid in Magnetek common stock)
Attendance fee for each Board Meeting*	$1,500 (paid in common stock or cash)
Attendance fee for each Committee meeting attended in person (applicable only to the Chairman and members of the Committee)	$1,000 (paid in common stock or cash)
Attendance fee for Telephonic Board and Committee Meetings*	$500 (paid in common stock or cash)

*                    The Chairman of the Board is not paid an additional fee for meetings. Currently, all of the Directors who receive fees for meetings have elected to be paid in common stock.

**             The Chairman of the Audit Committee was paid the same retainer fee as other Committee Chairman during fiscal 2005. The higher fee for the Audit Committee Chairman is effective during the first quarter of fiscal 2006. The Presiding Director did not receive an additional retainer fee in fiscal 2005 but will receive the same retainer fee as Committee Chairmen for fiscal 2006.

During fiscal 2005 and until January 1, 2006, Mr. Galef has not and will not receive any form of compensation for his services as a Director. He did not serve on any of the Board’s Committees during fiscal 2005 and will not serve on any Committees during fiscal 2006. Mr. Boren has not received any form of compensation for his services as a Director since May 9, 2005 when he accepted the appointment to serve as the Company’s President and Chief Executive Officer. Mr. Boren has not served on any Board Committee since he resigned his positions as Chairman of the Nominating and Governance Committee and as a member of the Audit Committee, effective May 9, 2005.

Form of Payment of Board Fees.   Under the terms of the Magnetek Amended and Restated Director Compensation and Deferral Investment Plan (the “DDIP”), Directors are required to receive phantom shares of Magnetek’s common stock in lieu of cash for their annual retainer for Board membership and Chairmanship fees. The phantom shares are held in a RABBI trust until January of the calendar year after the Director’s services on the Board of Directors terminates. One phantom share equates to one share of Company common stock. A Director may elect to receive payment of meeting fees in quarterly cash payments or in shares of phantom stock, provided the Director timely elects to defer the meeting fees in accordance with the requirements of the American Jobs Creation Act of 2004. The annual retainer, chairmanship fees and meeting fees are paid quarterly at the beginning of each calendar quarter.

Other Compensation.   Under Magnetek’s 1997 Non-Employee Director Stock Option Plan, as amended, each “qualifying” Director (any Director of Magnetek who on the date of the grant is a member of the Board of Directors and is neither an officer nor an employee of Magnetek or any of its subsidiaries) is automatically granted annually, on each June 30th, or as soon thereafter as practical, a non-qualified option to purchase 7,500 shares of Magnetek’s common stock. The per share exercise price of the option is the fair market value of a share of Magnetek’s common stock on the date of the grant. In fiscal year 2005, each Director who served on the Board as of June 30, 2005, except Messrs. Galef and Boren, received an option to purchase 7,500 shares at a strike price of $2.57, which was the closing price of the Company’s stock on June 30th. Fifty percent of the options granted vest on the first anniversary of the grant date and the remaining fifty percent vest on the second anniversary of the grant date.

RELATIONSHIPS AND RELATED TRANSACTIONS

On July 1, 1994, Magnetek entered into an Executive Management Agreement with the Spectrum Group, Inc. (the “Spectrum Agreement”) whereby Andrew Galef, the Chairman and Chief Executive Officer of the Spectrum Group, served as the President and Chief Executive Officer of Magnetek and oversaw the day-to-day management and operations of the Company and participated in strategic planning and other aspects of the business. In consideration for Mr. Galef’s services, the Spectrum Group received an annual fee, plus reimbursement of certain allocated and out of pocket expenses, but Mr. Galef received no direct compensation from Magnetek, including for his services as a Director. Mr. Galef voluntarily resigned his position as Magnetek’s President and Chief Executive Officer in May 2005 and has not actively participated in the Company’s day-to-day business operations since that time, although he continues to serve as Chairman of the Board. During fiscal 2005, Magnetek, Inc. paid a total of $725,820 for fees and expenses related to Mr. Galef’s services. The Spectrum Agreement expires on December 31, 2005 and will not be extended.

PERFORMANCE GRAPH/RETURN TO SHAREHOLDERS

The following Performance Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that we make, except to the extent we specifically incorporate this Report.

The table and line graph shown below compare the cumulative total return for the last five years to shareholders of Magnetek common stock with the cumulative total return of the Standard & Poor’s SmallCap 600 Index and a peer group comprised of six publicly-traded companies engaged in businesses comparable to that of the Company and in management’s opinion most closely representative of the Company’s peer group. The graph and table assume an investment of $100 in the Company’s common stock and in each of the comparison groups beginning June 30, 2000, and assumes the reinvestment of all dividends.

Source: Bloomburg

Company Name	Jun-00	Jun-01	Jun-02	Jun-03	Jun-04	Jun-05
MAGNETEK INC	100.00	156.25	123.75	31.75	104.25	32.12
PEER GROUP INDEX	100.00	40.04	20.36	21.89	34.31	27.14
S&P SMALLCAP 600 INDEX	100.00	111.12	111.43	107.43	145.31	164.86

**Peer Group:     Artesyn Technologies Inc., C&D Technologies Inc., Power One Inc., Satcon Technologies Corp., SL Industries, Inc. Vicor Corp

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
	Annual Compensation				Awards(1)
Name and Principal Position	Year	Salary(2)	Bonus	Other Annual Compensation	Restricted Stock Award(s)(3) $	Securities Underlying Options/SARs #
Andrew G. Galef	2005	$0	$ 0	$0		0
Chairman, President	2004	0	0	0		500,000
and CEO	2003	0	0	0		160,000
Thomas G. Boren	2005	$28,846	$ 0	$0	240,000
President and Chief Executive	2004	0	0	0
Officer	2003	0	0	0
David P. Reiland	2005	$338,038	$ 0	$0		0
Executive Vice President	2004	289,000	0	0		300,000
and Chief Financial	2003	328,231	0	0		86,400
Officer
Alexander Levran	2005	$323,125	$ 0	$0		0
Executive Vice President	2004	266,250	0	0		200,000
and Chief Technology	2003	313,750	0	0		85,000
Officer
Antonio Canova	2005	$341,207	$33,750	$0		0
Executive Vice President	2004	249,863	0	0		200,000
	2003	257,111	0	0		101,000
Peter McCormick	2005	$249,038	$45,251	$0		0
Executive Vice President	2004	225,000	0	0		55,000
	2003	210,480	60,442	0		75,000

Notes:

(1)          The Long-Term Compensation column for disclosure of LTIP Payouts and the “All Other Compensation” column were deleted from the above table because there are no amounts to report in those categories for any fiscal year covered by this table for any of the Named Executive Officers.

(2)          The amounts reflected in the salary column for fiscal year 2004 reflect a voluntary salary reduction ranging between 10% and 20% of base salary taken by each of the Named Executive Officers during the fourth quarter. Mr. Galef receives no direct compensation from Magnetek for his services as Chief Executive Officer or as Chairman of the Board, as explained on page 17 under Relationships and Related Transactions. Mr. Boren’s annual salary is $250,000. The amount in the salary column reflects compensation received by Mr. Boren for his services as President and Chief Executive Officer from May 9, 2005 to July 3, 2005. This column does not reflect any amounts Mr. Boren was paid for his services as a Director of the Company.

(3)          This column reflects the grant of incentive stock units to Mr. Boren as a material employment inducement in compliance with Section 303A.08 of the New York Stock Exchange Listed Company Manual. These incentive stock units were not granted under the 2004 Stock Incentive Plan of Magnetek, Inc. Each incentive stock unit represents the right to receive one share of the Company’s common stock. All of the units vested on June 23, 2005. Mr. Boren is not entitled to receive the certificate representing the shares until a date that is at least six (6) months after termination of his employment for any reason or upon the consummation of a “change in the ownership or effective control” of Magnetek or a “change in the ownership of a substantial portion of the assets” of Magnetek within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Internal Revenue Code.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

This table is omitted because there were no stock options or SAR grants to any Named Executive Officer during fiscal 2005, except the grant of 7,500 stock options to Mr. Boren in July 2004 under the Director’s compensation plan, which was given prior to his employment as the Company’s President and Chief Executive Officer, in connection with his service on the Board during fiscal 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

Shown below is information regarding the value of each Named Executive Officer’s unexercised options at the end of fiscal 2005.(1)

	Number Of Securities Underlying Unexercised Options At Fiscal Year-End		Value Of Unexercised In-The-Money Options At Fiscal Year-End(3)
Name	Exercisable	Unexercisable(2)	Exercisable	Unexercisable
Andrew G. Galef	1,724,154	0	$0.00	$0.00
Thomas G. Boren	75,750	3,750	$0.00	$0.00
David P. Reiland	822,894	0	$0.00	$0.00
Alexander Levran	675,625	0	$0.00	$0.00
Antonio Canova	669,100	0	$0.00	$0.00
Peter McCormick	201,650	0	$0.00	$0.00

Notes:

(1)          The table does not contain columns (b) and (c), showing the number of shares acquired on exercise and the value realized upon such exercise because none of the Named Executive Officers exercised options during fiscal year 2005.

(2)          Mr. Boren’s unexercisable options represent stock options he was granted as a Director for services during fiscal 2004, referred to above in Option/SAR Grants in Last Fiscal Year. The Company did not accelerate the vesting of options held by Directors that were not in-the-money.

(3)          The closing market price of the Company’s common stock on July 1, 2005, was $2.54. None of the Named Officers held options that were in the money as of fiscal year-end.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

The table disclosing information regarding shares, units or other rights awarded under and long-term incentive plans is not included in this Proxy Statement because Magnetek does not compensate its executives and key employees under plans that qualify as long-term incentive plans under Item 402(a)(7)(iii) of Regulation S-K.

PENSION PLAN

The Company maintains the Magnetek FlexCare Plus Retirement Pension Plan (the “Retirement Plan”), a defined benefit pension plan that covers certain employees. The Retirement Plan was established upon the merger of certain defined benefit retirement plans previously maintained by Magnetek. Effective October 29, 2002, the Retirement Plan was frozen with respect to new participants and effective June 30, 2003, the Retirement Plan was frozen with respect to existing participants.

Although the Retirement Plan is a defined benefit plan, each non-union participating employee’s accrued benefit is determined by the “cash balance” credited to the employee’s retirement account prior to June 30, 2003. The accounts are maintained for bookkeeping purposes only. After June 30, 2003, the date the Retirement Plan was frozen with respect to existing participants, compensation-based account credits were discontinued. In the past, the actual percentage of compensation credited to a participant’s account varied depending upon years of vesting service with the Company. Interest, based upon the rates payable on certain U.S. Treasury debt instruments, is and will continue to be credited to each participant’s account annually. Distributions are paid to vested participants in the form of a 10-year certain life annuity (unless a joint and survivor annuity is required or an alternative form of payment, such as a lump sum, is elected) in a monthly amount equal to the actuarial equivalent of the employee’s retirement account.

The following is the estimated annual benefit payable under the Retirement Plan to Messrs. Levran, McCormick and Reiland upon retirement at normal retirement age (payable in the form of a 10-year certain life annuity): Alex Levran—$15,115; Peter McCormick—$14,028; David Reiland—$36,934. Messrs. Galef, Boren and Canova do not participate in the Retirement Plan. For purposes of calculating the benefits payable to the participants, including the Named Executive Officers, the projections assume interest will continue at the 2005 rate of 2.75%, as compared to 1.96% last year, resulting in higher projected benefits. Because no additional compensation credit has been given to participants in the Retirement Plan since June 30, 2003, projected benefits for Messrs. Levran and Reiland are significantly less than the projections reported for each of them in Proxy Statements issued prior to the freeze. The amounts disclosed above for Messrs. Levran, McCormick and Reiland are not expected to be subject to any reduction or offset for Social Security benefits or other significant amounts.

EMPLOYMENT AND OTHER AGREEMENTS

Employment Agreements:   On June28, 2005 the Board of Directors approved a written Employment Agreement with Thomas Boren. The agreement generally provides for a one-year term with automatic renewals; base compensation equal to $250,000, plus discretionary bonuses; and a grant of 240,000 incentive stock units as an employment inducement award to be paid six months after his termination of employment or upon the consummation of a “change in ownership of a substantial portion of the assets” of the Company, whichever is earlier. The agreement also provides for certain benefits upon a change of control of the Company. No other executive officer or employee has an employment agreement with the Company.

Change of Control Agreement:   In October 1998, and from time to time thereafter upon the employment of senior officer level corporate employees, the Company has entered into Change of Control Agreements that provide for the payment of certain benefits upon termination of employment in connection with a “change of control” of the Company, as defined in such agreements. The termination benefits include: (a) a single lump-sum payment equal to: (1) any accrued vacation and unpaid base salary and bonus, plus (2) a prorated portion of the executive’s bonus for the fiscal year in progress, plus (3) an amount equal to 1.5 times the executive’s base compensation, as defined in the agreements; (b) continuation of certain benefits for a period of 18 months following termination of employment; and (c) outplacement services. In addition, upon the occurrence of a Change of Control, the executive fully vests in all outstanding stock options and restricted stock awards, if any. There are no other agreements between the Company and any of the executives listed in the compensation table, except the Spectrum Agreement described in the “Transactions with Management” section of this Proxy Statement, which expires December 31, 2005.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

During fiscal 2005, Robert Wycoff served as Chairman of the Compensation Committee and Yon Jorden, Paul Kofmehl and Mitchell Quain served as Committee members. None of the Company’s Compensation Committee members and none of the Company’s executive officers has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity and no interlocking relationship existed in fiscal 2005.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that we make, except to the extent we specifically incorporate this Report.

Committee Responsibility:   The Compensation Committee is composed entirely of independent Directors, consistent with NYSE Listing Standards. As more fully described in the report on standing committees of the Board of Directors (see pages 10-13 of this Proxy Statement), the Compensation Committee is responsible for developing executive compensation and benefit strategies consistent with creating an incentive to achieve superior performance and with aligning the interests of the Company’s management with that of its shareholders. Annually, the Committee evaluates the performance of the senior executives with respect to the Company’s objectives, makes recommendations to the Board with respect to the CEO’s compensation and approves proposed adjustments for executive officers.

Compensation Strategy:   The Committee’s guiding objective is to establish a strategy that attracts, motivates and retains top quality executive leadership that will achieve and maintain superior levels of performance, resulting in greater shareholder returns. The Committee is also committed to making a significant portion of each executive’s compensation at risk and dependent upon the Company’s performance and creation of shareholder value, which is accomplished through stock grants and option awards.

The Committee believes that both short-term and long-term incentive compensation should reflect the performance of the Company as well as the individual contribution of each executive. Salary and bonus payments are primarily designed to reward current and past performance, recognizing that the primary goal of Magnetek and the Compensation Committee is to create long-term value for shareholders. The principal tool used to achieve the long-term incentive goal is the periodic grant of stock options and other equity awards to key employees. Equity is awarded to provide incentives for superior long-term future performance, as well as to reward exemplary past performance and as a tool for retention of executive officers and key employees. Equity awards are directly linked to shareholders interests because the potential value of the awards is directly related to the price of the Company’s common stock.

Program Elements:   The compensation program for executive officers and senior management for fiscal year 2005 consisted of annual base salary, as well as incentive compensation in the form of a bonus program.

Base Salary:   The Committee believes that executive compensation should reflect the scope of the individual’s responsibilities, the Company’s performance and the contribution of each executive to the Company’s success. Market competitiveness and equitable principles are central elements of the Committee’s compensation policies and the compensation of Magnetek’s executives, whether cash or equity based, is evaluated by comparison to that of executives at peer companies listed in the performance graph and chart who hold the same positions or have substantially similar levels of responsibility, as well as by comparison to other executives within Magnetek who have comparable levels of responsibility. To evaluate the competitiveness of Magnetek’s compensation plan, the Committee reviews publicly disclosed compensation information of the peer companies as well as broad-based compensation surveys of other manufacturing and/or electronic equipment companies of similar size and performance.

The Committee’s decisions concerning the total cash compensation (base salary plus bonus) of individual executive officers during fiscal year 2005 were based primarily upon consideration of Magnetek’s performance against its fiscal 2005 plan.

Bonus.   At the beginning of fiscal 2005, the Committee adopted a formula for achievement of bonuses based upon the individual performance of each business unit and the performance of the consolidated company. Employees eligible to participate in the bonus plan include officers of the corporation, certain members of the corporate staff and members of the business group management teams. Each participant has an opportunity to earn between 15% and 75% of their annual salary as a bonus, depending upon their level of participation, which is based upon responsibility and ability to impact results. The fiscal 2005 formula had two components: (1) operating profit, given a two-thirds weight; and (2) improvement in accounts receivable days and inventory turns (ARI), given a one-third weight. Bonuses were not earned, regardless of improvement in ARI, unless operating profit reached 80% of plan. Executives and officers at the corporate level were eligible to achieve a bonus based upon the consolidated performance of the Company with respect to the above measures. The Committee believes the measures adopted for the fiscal 2005 bonus plan to be key drivers of stock performance over time and were appropriate measures for the program.

The Power Control Systems (PCS) group was the only business division to earn a bonus for fiscal 2005 by achieving plan for operating profit and achieving partial ARI targets. The total bonus payout to the group was $483,153, including a $50,000 discretionary bonus paid to Mr. McCormick, the corporate level executive responsible for the PCS group, in recognition of his contribution to the group’s success. Mr. McCormick’s bonus was paid in fiscal 2006 and is not reflected in the compensation table of this Proxy Statement. No other business group achieved a bonus and no other executives, managers or employees were paid bonuses for fiscal 2005 performance. The bonus reflected for Mr. Canova in the compensation table was paid in fiscal 2005 but reflects a bonus earned in fiscal 2004.

Stock Options.   Magnetek provides its employees with long-term incentive compensation opportunities through awards of stock options and other forms of equity compensation. Until October 2004, Magnetek maintained the 1999 Stock Incentive Plan for grants of awards to management and key employees and the 2000 Stock Option Plan for grants of awards to non-management employees. In July 2004, 407,000 options were granted from the 1999 plan to 51 managers and key employees and 188,000 options were granted from the 2000 plan to 45 employees. At the 2004 annual meeting of shareholders, the 2004 Stock Incentive Plan of Magnetek, Inc., which replaced the 1999 and 2000 plans, was approved. In April 2005, 50,000 stock options were granted to one executive officer under the 2004 plan as an employment inducement. No other stock option awards were granted under any plan during fiscal 2005.

Chief Executive Officer Compensation.   The fee paid to the Spectrum Group for management services provided by Andrew Galef during fiscal 2005 was pursuant to the contractual agreement between the

Spectrum Group and Magnetek described in the section of this Proxy Statement titled “Relationships and Related Transactions”. The Spectrum Group did not receive a bonus for fiscal 2005.

Thomas Boren, the Company’s President and Chief Executive Officer since May 9, 2005, receives a compensation package that consists of base salary, plus the opportunity to earn annual and long-term incentive awards. A material portion of Mr. Boren’s overall compensation is long-term incentive based, which the Committee believes is important to aligning his interests with those of the Company’s shareholders. Mr. Boren’s annual base salary is $250,000, lower than that of any CEO in the peer companies used in the performance chart on page 18 of this Proxy Statement; however, Mr. Boren is eligible to earn a bonus equal to 100% of his annual salary if certain performance targets are met and he received 240,000 incentive stock units as an employment inducement in compliance with Section 303A.08 of the NYSE Listed Company Manual, all of which vested on June 23, 2005 although Mr. Boren will not receive the certificate representing the shares unless and until certain events described in his employment agreement occur (see footnote 3 to the Summary Compensation Table).

Tax Deductibility Considerations.   The Committee has considered the limitations of Internal Revenue Code Section 162(m), which disallows a tax deduction for any publicly held corporation with respect to individual compensation exceeding $1 million in any taxable year for any executive named in the Proxy Statement, unless compensation is performance-based. None of the Named Executive Officers received compensation in excess of $1 million in fiscal 2005 and the Committee does not currently expect the compensation of any of the Named Executive Officers to exceed the $1 million threshold in fiscal year 2006. While the Committee intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in fiscal year 2006, it also intends to maintain the flexibility to take actions that it considers to be in Magnetek’s best interest and to take into consideration factors other than tax deductibility.

This report on executive compensation is provided by the Compensation Committee for fiscal 2005, which was comprised of the following Directors. The Committee is satisfied that the compensation strategy of the Company fosters a performance-oriented culture and is aligned with the long-term interests of the Company’s shareholders.

Robert E. Wycoff (Chairman)
Yon Yoon Jorden
Paul J. Kofmehl
Mitchell I. Quain

REPORT OF THE AUDIT COMMITTEE

The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended July 3, 2005 with Magnetek’s management, its internal auditors, and with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm. Both management and representatives of the independent registered public accounting firm represented to the Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. In connection with the Committee’s review of the financial statements, the Committee considered and discussed the quality of the financial reporting and disclosures, management’s assessment of the Company’s internal control over financial reporting and Ernst & Young’s evaluation of the Company’s internal control over financial reporting. As required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), the Committee also discussed and reviewed with Ernst & Young critical accounting policies and practices, internal controls, and the scope of audits performed by Ernst & Young, as well as matters relating to Ernst & Young’s judgment about the quality and acceptability of the Company’s accounting principles as applied in its financial reporting. The Committee relies, without independent verification, on the information provided to it and on the representations of management and the independent registered public accounting firm.

The Committee met independently with representatives of Ernst & Young to review and discuss their independence from management and the Company, and received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented from time to time. The Committee has further reviewed all fees paid to Ernst & Young during the fiscal year and has considered the compatibility of Ernst & Young’s performance of non-audit services with the maintenance of Ernst & Young’s independence as the Company’s public accounting firm.

Based on the above-mentioned review and discussions with management and the accountants, the Audit Committee recommended to the Board that the audited financial statements be included in Magnetek’s Annual Report on Form 10-K for the fiscal year ended July 3, 2005 for filing with the SEC.

Dewain K. Cross (Chairman)
Thomas G. Boren (member until May 9, 2005)
Paul J. Kofmehl
Mitchell I. Quain

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT’S FEES

The following table shows the aggregate fees billed to Magnetek during fiscal years 2005 and 2004 by Ernst & Young LLP, the Company’s independent registered public accounting firm. All of the fees were approved by the Audit Committee in accordance with the pre-approval policy below.

Service Performed	2005	2004
Audit Fees(1)	$967,900	$700,000
Audit Related Fees(2)	40,700	224,300
Tax Fees(3)	42,400	51,800
All Other Fees	0	0
	$1,051,000	$976,100

Notes:

(1)          Includes fees billed for professional services rendered for the audits of the Company’s consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services in connection with statutory and regulatory filings or engagements.

(2)          Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, consultations concerning financial accounting and reporting standards, and for 2004, consultations regarding implementation of standards related to the Sarbanes-Oxley Act of 2002.

(3)          Includes fees billed for tax compliance, tax advice and tax planning.

Independence of Registered Public Accountants

The Audit Committee reviews annually a formal written statement from the independent registered public accounting firm disclosing all relationships between it and the Company, consistent with

Independence Standards Board Standard No. 1. In addition, the Committee reviews and discusses whether non-audit services approved pursuant to the pre-approval procedure outlined below are compatible with maintaining independence. The Audit Committee determined that the performance of services described above other than audit services is compatible with maintaining the independence of Ernst & Young.

Pre-Approval Policy

The Audit Committee has adopted a formal pre-approval policy for all services provided by the Company’s independent registered public accounting firm. The policy is reviewed annually by the Committee and modified, if appropriate, in accordance with, among other things, SEC rules and regulations. The policy combines the two approaches established by the SEC for pre-approving audit and non-audit services: (1) providing for pre-approval without consideration of specific generally approved services, and (2) requiring explicit consideration and pre-approval of all other services to be provided by the independent registered public accounting firm and of any services exceeding pre-approved budgets. For both categories of services, the Audit Committee considers whether the proposed services are consistent with the SEC’s rules on auditor independence. The Audit Committee reviews and pre-approves annually the list of services subject to pre-approval and all requests or applications for such services are submitted to the Company’s Controller along with a detailed description of the services to be rendered. The Controller verifies whether a service is included within or excluded from the detailed description of services pre-approved by the Audit Committee and the Audit Committee is then timely informed of any such services rendered by the independent registered public accounting firm. Requests or applications to provide services that require specific approval of the Audit Committee are jointly submitted to the Committee by the independent registered public accounting firm and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated Magnetek’s internal auditor to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with this policy. The Company’s internal auditor will report to the Audit Committee on a periodic basis on the results of the monitoring. Both the internal auditor and management will immediately report to the Chairman of the Audit Committee any breach of this policy that comes to their attention. The Audit Committee will also review the internal auditor’s annual internal audit plan to determine that the plan provides for the monitoring of the independent registered public accounting firm’s services.

The Audit Committee expects all of the work of the independent registered public accounting firm for fiscal year 2006 to be approved in accordance with the above policies and procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based solely upon a review of the forms filed with the SEC by Magnetek’s officers and Directors regarding their ownership of and transactions in the Company’s common stock and upon written representations from the officers and Directors that no additional forms were required, the Company believes that during fiscal 2005 each officer and Director complied with the Section 16(a) filing requirements of the Securities and Exchange Act of 1934, except as noted in this paragraph. In June 2005, a Form 4 report for shares of common stock paid to Director Mitchell Quain during the fourth quarter for Board retainer fees and meeting fees was filed two days late due to an invalid filing number and password for his SEC filings. The Form 4 was immediately filed upon receipt of a new filing number and password. In addition, on April 19, 2005, Stephen Torres, an Executive Vice President responsible for Magnetek’s Alternative Energy business division, received a grant of 50,000 stock options, which were reported on June 1, 2005.

MAGNETEK INC.

ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 9, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints DAVID P REILAND and TINA D. MCKNIGHT or either of them, attorneys and proxies, to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Murdock Plaza Building, 10900 Wilshire Boulevard, Los Angeles, California, on November 9, 2005 at 10:00 am. and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder named on the reverse side. If no direction is given, this proxy will be voted FOR proposals 1 and 2, and in the proxies’ discretion on any other matters coming before the meeting.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF

MAGNETEK, INC.

November 9, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:		2. Ratification of the appointment of	FOR	AGAINST	ABSTAIN
		NOMINEES:	Ernst & Young LLP to serve as the
	FOR ALL NOMINEES	Andrew S. Galef	Company’s independent registered
		Thomas G. Boren	public accounting firm for fiscal
		Dewain K. Cross	2006
	WITHHOLD AUTHORITY	Yon Yoon Jorden
	FOR ALL NOMINEES	Paul J. Kofmehl	3. The undersigned hereby confers upon the proxies the
		Mitchell I. Quain	discretion to act upon such other business as may properly
	FOR ALL EXCEPT	Robert E. Wycoff	come before said meeting or adjournment thereof.
(See instructions below)

Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the proxy statement dated September 29, 2005 is hereby acknowledged.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

MAGNETEK, INC.

November 9, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the
envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES	COMPANY NUMBER
(1-800-776-9437) from any touch-tone telephone
and follow the instructions. Have your proxy card
available when you call.	ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:		2. Ratification of the appointment of	FOR	AGAINST	ABSTAIN
		NOMINEES:	Ernst & Young LLP to serve as the
	FOR ALL NOMINEES	Andrew S. Galef	Company’s independent registered
		Thomas G. Boren	public accounting firm for fiscal
		Dewain K. Cross	2006
	WITHHOLD AUTHORITY	Yon Yoon Jorden
	FOR ALL NOMINEES	Paul J. Kofmehl	3. The undersigned hereby confers upon the proxies the
		Mitchell I. Quain	discretion to act upon such other business as may properly
	FOR ALL EXCEPT	Robert E. Wycoff	come before said meeting or adjournment thereof.
(See instructions below)

Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the proxy statement dated September 29, 2005 is hereby acknowledged.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.